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                                                                    EXHIBIT 16.1

May 2, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read the Changes in Accountants section of Form S-1 of Virage Logic Corporation and are in agreement with the statements contained in that section. We have no basis to agree or disagree with other statements of the registrant contained in the document.

                                          /s/ Mohler, Nixon & Williams
                                              Accountancy Corporation